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                                                                    Exhibit 21.1

                    LIST OF SUBSIDIARIES OF THE COMPANY (1)


Alfombras San Luis S.A. (Argentina)                                 Lear Automotive France, S.A.R.L. (France)
Amtex, Inc. (Pennsylvania) (50%)                                    Lear Automotive Holding Germany GmbH (Germany)
Arbitrario B.V. (Netherlands)                                       Lear Automotive Interiors (Pty.) Ltd. (South Africa)
Asia Pacific Components Co., Ltd. (Thailand) (98%)                  Lear Automotive Services (Netherlands) B.V. (Netherlands)
Autoform Kunststoffteile GmbH & Co. KG (Germany) (47.6%)            Lear Automotiveis Distribuicao de Sistemas Electricos e
Autoform Kunststoffteile GmbH (Germany) (49%)                         Electronicos Portugal S.A. (Portugal)
Autotrim, S.A. de C.V. (Mexico) (40%)                               Lear Bahia, Ltd. (Brazil)
AVB Anlagen und Vorrichtungsbau GmbH (Germany)                      Lear Brits (S.A.) (Pty.) Ltd. (South Africa)
Bryan Manufacturing Company (Ohio)                                  Lear Canada (Canada)
Chongqing Lear Chang'an Automotive Interior Trim Co., Ltd. (China)  Lear Canada Investments, Ltd. (Canada)
  (35.75%)                                                          Lear Car Seating do Brasil, Ltda. (Brazil)
Consorcio Industrial Mexicanos de Autopartes, S.A. de C.V. (Mexico) Lear Corporation Asientos S.A. (Spain)
Corporate Eagle Two, L.L.C. (Michigan) (50%)                        Lear Corporation Australia Pty. Ltd. (Australia)
Davart Group, Ltd. (UK)                                             Lear Corporation Austria GmbH & Co. KG (Austria)
Detroit Automotive Interiors, L.L.C. (Michigan) (49%)               Lear Corporation Austria GmbH (Austria)
El Trim (Pty.) Ltd. (South Africa) (51%)                            Lear Corporation Automotive Holdings (Delaware)
Empetek autodily s.r.o. (Czech Republic)                            Lear Corporation Automotive Systems (Delaware)
Empresas Industriales Mexicanos de Autopartes, S.A. de C.V.         Lear Corporation Belgium C.V.A. (Belgium)
  (Mexico) (74.98%)                                                 Lear Corporation Beteiligungs GmbH (Germany)
Essex International de Chihuahua, Inc. (Delaware)                   Lear Corporation Canada, Ltd. (Canada)
Favesa, S.r.l. de C.V. (Mexico)                                     Lear Corporation China, Ltd. (Mauritius) (65%)
General Seating of America, Inc. (Delaware) (50%)                   Lear Corporation Drahtfedern GmbH (Germany)
General Seating of Canada, Ltd. (Canada) (50%)                      Lear Corporation EEDS and Interiors (Delaware)
General Seating of Thailand Corp., Ltd. (Thailand) (50%)            Lear Corporation France S.A.R.L. (France)
Hanil Lear Automotive Parts (India) Private, Ltd. (India) (50%)     Lear Corporation (Germany) Ltd. (Delaware)
Industria Textil Dragui S.A. (Argentina)                            Lear Corporation Global Development, Inc. (Delaware)
Industrial Electrical Specialties, Inc. (Delaware)                  Lear Corporation GmbH & Co. KG (Germany)
Industrias Cousin Freres, S.L. (Spain) (49.99%)                     Lear Corporation Holdings Spain S.L. (Spain)
Industrias Lear de Argentina, S.r.L. (Argentina)                    Lear Corporation Hungary KFT (Hungary)
Industrias Lear Trim, S. de R.L. de C.V. (Mexico)                   Lear Corporation Interior Components (Pty.) Ltd. (South Africa)
Interco S.p.A. (Italy)                                              Lear Corporation Italia Holding S.r.L. (Italy)
Interiores Automotrices Summa, S.A. de C.V. (Mexico) (40%)          Lear Corporation Italia S.p.A. (Italy)
Interiores Para Autos, S.A. de C.V. (Mexico) (40%)                  Lear Corporation Italia Specialty Car Group S.r.L. (Italy)
Interni S.A. (Brazil) (25%)                                         Lear Corporation Italia Sud S.p.A. (Italy)
Jiangxi Jiangling Lear Interior Systems Co., Ltd. (China) (32.5%)   Lear Corporation Janpan K.K. (Japan)
John Cotton Plastics, Ltd. (UK)                                     Lear Corporation Mendon (Delaware)
L.S. Servicos, Ltda. (Brazil)                                       Lear Corporation Mexico, S.A. de C.V. (Mexico)
LCT, Inc. (Michigan)                                                Lear Corporation North West (Pty.) Ltd. (South Africa)
LDOS UK Branch (UK)                                                 Lear Corporation (Nottingham) Ltd. (UK)
Lear Acquisition Corp. (Delaware)                                   Lear Corporation Poland Gliwice S.p. z.o.o. (Poland)
Lear-Air International Holdings Pty. Ltd. (Australia) (40%)         Lear Corporation Poland S.p. z.o.o. (Poland)
Lear Automotive Corporation Singapore Pte. Ltd. (Singapore)         Lear Corporation Poland II S.p. z.o.o. (Poland)
Lear Automotive Dearborn, Inc. (Delaware)                           Lear Corporation Portugal - Componentes Para Automoveis, Lda.
Lear Automotive (EEDS) Almussafes Services S.A. (Spain)               (Portugal)
Lear Automotive EEDS Argentina S.A. (Argentina)                     Lear Corporation (S.A.) (Pty.) Ltd. (South Africa)
Lear Automotive EEDS Honduras S.A. (Honduras)                       Lear Corporation Spain S.L. (Spain)
Lear Automotive (EEDS) Hungary Gepjarmuipari Kft (Hungary)          Lear Corporation (SSD) Ltd. (UK)
Lear Automotive (EEDS) Japan, Inc. (Japan)                          Lear Corporation (SSD) NV (Belgium)
Lear Automotive (EEDS) Philippines, Inc. (Philippines)              Lear Corporation Sweden AB (Sweden)
Lear Automotive (EEDS) Poland Sp. z.o.o. (Poland)                   Lear Corporation UK Holdings, Ltd. (UK)
Lear Automotive (EEDS) Services Saarlouis GmbH (Germany)            Lear Corporation UK Interior Systems, Ltd. (UK)
Lear Automotive (EEDS) Spain S.L. (Spain)                           Lear Corporation (UK) Ltd. (UK)
Lear Automotive (EEDS) Tunisia S.A. (Tunisia)                       Lear Corporation Verwaltungs GmbH (Germany)
Lear Automotive (EEDS) UK, Ltd. (UK)                                Lear de Venezuela C.A. (Venezuela)



Lear Automotive Electronics GmbH (Germany)                          Lear do Brazil, Ltda. (Brazil)
Lear Automotive Engineering GmbH & Co. KG (Germany)                 Lear Donnelly Mexico, S. de R.L. de C.V. (Mexico)
Lear East, Inc. (Delaware)                                          NTTF Industries, Ltd. (India) (46%)
Lear East L.P. (Delaware)                                           OOO Lear (Russia)
Lear Electrical (Poland) Sp. z.o.o. (Poland)                        Pianfei Engineering S.r.L. (Italy)
Lear Electrical Systems de Mexico, S. de R.L. de C.V. (Mexico)      Pianfei Glass S.A. (Spain) (35%)
Lear Foreign Sales Corp. (US Virgin Islands)                        Pianfei Ipa S.p.A. (Italy)
Lear Furukawa Corporation (Delaware) (51%)                          Pianfei Melfi S.r.L. (Italy)
Lear Holding Germany GmbH (Germany)                                 Pianfei Sicilia S.r.L. (Italy)
Lear Holdings, S.r.l. de C.V. (Mexico)                              Pianfei Sud S.p.A. (Italy)
Lear Inespo Comercial Industrial, Ltda. (Brazil) (50.01%)           Polovat Auto Sp. z.o.o. (Poland)
Lear Investments Company, L.L.C. (Delaware)                         Polovat Sp. z.o.o. (Poland)
Lear JIT (Pty.) Ltd. (South Africa) (51%)                           Precision Fabrics Group (North Carolina) (29%)
Lear Mexican Holdings, L.L.C. (Delaware)                            Protos S.r.L. (Italy)
Lear Midwest Automotive, Ltd. Partnership (Delaware)                PRPI S.p.A. (Italy)
Lear Midwest, Inc. (Delaware)                                       Rael Handels GmbH (Austria)
Lear Netherlands (Holdings) B.V. (Netherlands)                      Ramco Investments, Ltd. (Mauritius)
Lear Operations Corporation (Delaware) (2)                          S.A.L.B.I. AB (Sweden) (50%)
Lear (Paris) S.A. (France)                                          Saturn Electronics de Juarez, S.A. de C.V. (Mexico) (44.1%)
Lear Rosslyn (Pty.) Ltd. (South Africa) (60%)                       Saturn Electronics Texas, L.L.C. (Michigan) (44.1%)
Lear Seating Holdings Corp. # 50 (Delaware)                         Shanghai Lear Automobile Interior Trim Co., Ltd. (China)
Lear Seating Holdings Corp. #100 (Delaware)                           (35.75%)
Lear Seating Private, Ltd. (India)                                  Shanghai Songjiang Lear Automotive Carpet & Accoustics Co.,
Lear Seating (Thailand) Corp., Ltd. (Thailand) (98%)                  Ltd. (China) (35.75%)
Lear Sewing (Pty.) Ltd. (South Africa) (51%)                        Siam Lear Automotive Co., Ltd. (Thailand)
Lear Technologies, L.L.C. (Delaware)                                Societe No-Sag Francaise (France) (56%)
Lear Teknik Oto Yan Sanayi Ltd. Sirket (Turkey) (66.67%)            Societe Offransvillaise de Technologie S.A. (France)
Lear Trim L.P. (Delaware)                                           Spitzer GmbH (Austria) (62.5%)
Lear UK Acquisition, Ltd. (UK)                                      Stapur SA (Argentina) (5%)
Lear UK ISM, Ltd. (UK)                                              Strapazzini Auto S.p.A. (Italy)
LECA S.p. z.o.o. (Poland)                                           Superior Coach Corporation (Ohio)
Markol Otomotiv Yan Sanayi VE Ticaret A.S. (Turkey) (35%)           SWECA Sp. z.o.o. (Poland)
Masland Transportation, Inc. (Delaware)                             Tianjin Jinzhu Wire Harness Component Co., Ltd. (China) (10%)
Masland (UK) Ltd. (UK)                                              UPM S.r.L. (Italy) (39%)
No-Sag Drahtfedern Spitzer & Co. KG (Austria) (62.5%)               Wuhan Lear-DCAC Auto Electric Company, Ltd. (China) (75%)
North American Interiors, L.L.C. (Michigan) (49%)

(1) All subsidiaries are wholly owned unless otherwise indicated.

(2) Lear Operations Corporation also conducts business under the names Lear Corporation, Lear Corporation of Georgia, Lear Corporation of Kentucky and Lear Corporation of Ohio.